As filed with the Securities and Exchange Commission on August 8, 2023

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEX LTD.

(Exact name of registrant as specified in its charter)

(Company Registration Number: 199002645H)

Singapore	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Changi South Lane,
Singapore 486123
(Address of Principal Executive Offices)(Zip Code)

Flex Ltd. 2017 Equity Incentive Plan
(Full title of the plan)

Scott Offer
Executive Vice President and General Counsel
Flex Ltd.
2 Changi South Lane
Singapore 486123
(Name and address of agent for service)

(65) 6876-9899
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of Registration Statement No. 333-220002 on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) by Flex Ltd. (the “Company”) on August 16, 2017 and Registration Statement No. 333-248470 on Form S-8 filed with the Commission by the Company on August 28, 2020, relating to Ordinary Shares, no par value (the “Shares”), issuable pursuant to the Flex Ltd. 2017 Equity Incentive Plan (as amended and restated, the “Plan”). This registration statement is being filed to register an additional 16,300,000 Shares for issuance pursuant to the Plan. This registration statement consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated by reference in this registration statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Commission on May 19, 2023;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

(c) The description of the Company’s Ordinary Shares contained in the Company’s registration statement on Form 8-A filed on January 31, 1994, as amended by the Forms 8-A/A filed on February 22, 2006 and October 23, 2006, as further amended by Exhibit 4.14 (Description of Registrant’s Securities) to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of such documents deemed not to be filed) on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits.

Incorporated by Reference
Exhibit No.	Exhibit	Form	File No.	Filing Date	Exhibit No.	Filed Herewith
4.01	Constitution of Flex Ltd. (incorporating all amendments as at August 20, 2019)	10-Q	000-23354	10/30/2019	3.01

4.02	Description of Registrant’s Securities	10-K	000-23354	5/28/2020	4.14

5.01	Opinion of Allen & Gledhill LLP					X

15.01	Letter in Lieu of Consent of Deloitte & Touche LLP					X

23.01	Consent of Allen & Gledhill LLP (included in Exhibit 5.01)					X

23.02	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)					X

99.01	Flex Ltd. 2017 Equity Incentive Plan (as amended and restated as of August 2, 2023)	DEF 14A	000-23354	6/21/2023	Annex B

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 8th day of August 2023.

FLEX LTD.

By:	/s/ Revathi Advaithi
Revathi Advaithi Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Revathi Advaithi and Paul R. Lundstrom, and each of them acting individually, as his or her true and lawful attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Revathi Advaithi	Chief Executive Officer (Principal Executive Officer) and Director and Authorized U.S. Representative	August 8, 2023
Revathi Advaithi

/s/ Paul R. Lundstrom	Chief Financial Officer (Principal Financial Officer)	August 8, 2023
Paul R. Lundstrom
/s/ Daniel J. Wendler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2023
Daniel J. Wendler

/s/ Michael D. Capellas	Chairman of the Board	August 8, 2023
Michael D. Capellas

/s/ John D. Harris II	Director	August 8, 2023
John D. Harris II

/s/ Michael E. Hurlston	Director	August 8, 2023
Michael E. Hurlston

/s/ Erin L. McSweeney	Director	August 8, 2023
Erin L. McSweeney

Signature	Title	Date

/s/ Charles K. Stevens, III	Director	August 8, 2023
Charles K. Stevens, III

/s/ Maryrose T. Sylvester	Director	August 8, 2023
Maryrose T. Sylvester

/s/ Lay Koon Tan	Director	August 8, 2023
Lay Koon Tan

/s/ Patrick J. Ward	Director	August 8, 2023
Patrick J. Ward

/s/ William D. Watkins	Director	August 8, 2023
William D. Watkins

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